Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Talen Energy Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and (h)	575,000	$175.96	$101,177,000.00	$0.0001531	$15,490.20
Total Offering Amounts					$101,177,000.00		$15,490.20
Total Fee Offsets							—
Net Fee Due							$15,490.20
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall be deemed to cover an indeterminate amount of additional shares of common stock, par value $0.001 per share (“Common Stock”) of Talen Energy Corporation, that may become issuable under the Talen Energy Corporation 2025 Employee Stock Purchase Plan (the “Plan”) pursuant to the adjustment or anti-dilution provisions of the Plan.
(2)Represents shares of Common Stock issuable pursuant to the Plan being registered herein, which Common Stock consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan and shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.
(3)Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Represents the average of the high and low sales prices of a share of Common Stock as reported on The Nasdaq Stock Market LLC on November 11, 2024 (such date being within five business days prior to the date of filing this Registration Statement), multiplied by 85%. Under the Plan, the purchase price of a share of Common Stock is equal to 85% of the Fair Market Value of the Common Stock on the Enrollment Date or the Purchase Date (as such terms are defined in the Plan), whichever is lower.
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